                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) _____

                                  BANK ONE, NA
               (Exact name of trustee as specified in its charter)

   A National Banking Association                         31-4148768
                                                          (I.R.S. employer
                                                          identification number)

Global Corporate Trust Services
1111 Polaris Parkway, Suite 1K
Mail Code OH1-0181
Columbus, Ohio                                            43240-0181
(Address of principal executive offices)                  (Zip Code)

                                  Bank One, N A
                         1 Bank One Plaza, 20/th/ Floor
                               Mail Code IL1-0120
                          Chicago, Illinois 60670-0120
  Attn: Marla S. Roth, Assistant Vice President, Law Department (312) 732-2773
            (Name, address and telephone number of agent for service)

                                AMERICREDIT CORP.
               (Exact name of obligor as specified in its charter)

         Texas                                            75-2291093
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification number)

801 Cherry Street, Suite 3900
Fort Worth, Texas                                         76102
(Address of principal executive offices)                  (Zip Code)

                          9 1/4% Senior Notes Due 2009
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following
                  information as to the trustee:
                  (a)  Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.;
                  Federal Reserve Bank of Cleveland, Cleveland, Ohio.

                  (b)  Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor
                  is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                                        2

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                  7.  A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 8/th/ day of October, 2002

                      Bank One, NA,
                      Trustee

                      By: /s/ Marla S. Roth
                         ------------------
                         Marla S. Roth
                         Assistant Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                           October 8, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between AmeriCredit Corp. and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                     Very truly yours,

                     Bank One, NA


                     By:   /s/ Marla S. Roth
                           -----------------
                           Marla S. Roth
                           Assistant Vice President

                                        4

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Bank One, NA FFIEC 041
Legal Title of Bank RC-1
Columbus
City 10
OH 43271
State Zip Code

Transmitted to EDS as 0198442 on 07/30/02 at 17:59:14 CST

FDIC Certificate Number - 06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           Schedule RC--Balance Sheet


                                                                      Dollar Amounts in Thousands       RCON Bil | Mil | Thou
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
a.  Noninterest-bearing balances and currency and coin (1) ___________________________________________   0081   1,973,000   1.a
b.  Interest-bearing balances (2) ____________________________________________________________________   0071     413,000   1.b
2.  Securities:
a.  Held-to-maturity securities (from Schedule RC-B, column A) _______________________________________   1754           0   2.a
b.  Available-for-sale securities (from Schedule RC-B, column D) _____________________________________   1773   4,027,000   2.b
3.  Federal funds sold and securities purchased under agreements to resell: __________________________
a.  Federal funds sold________________________________________________________________________________   B987           0   3.a
b.  Securities purchased under agreements to resell (3)_______________________________________________   B989   5,760,000   3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
a.  Loans and leases held for sale ___________________________________________________________________   5369   1,883,000   4.a
b.  Loans and leases, net of unearned income _________________________________________________________   B528  34,815,000   4.b
c.  LESS: Allowance for loan and lease losses ________________________________________________________   3123     661,000   4.c
d.  Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ______________________   B529  34,154,000   4.d
5.  Trading assets (from Schedule RC-D)_______________________________________________________________   3545      67,000   5
6.  Premises and fixed assets (including capitalized leases) _________________________________________   2145     344,000   6
7.  Other real estate owned (from Schedule RC-M)______________________________________________________   2150      99,000   7
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) _________   2130      31,000   8
9.  Customers' liability to this bank on acceptances outstanding _____________________________________   2155           0   9
10. Intangible assets
a.  Goodwill _________________________________________________________________________________________   3163     304,000  10.a
b.  Other intangible assets (from Schedule RC-M) _____________________________________________________   0426     152,000  10.b
11. Other assets (from Schedule RC-F)_________________________________________________________________   2160   3,255,000  11
12. Total assets (sum of items 1 through 11) _________________________________________________________   2170  52,462,000  12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Included all securities resale agreements, regardless of maturity.

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Bank One, NA FFIEC 041
Legal Title of Bank RC-2

Transmitted to EDS as 0198442 on 07/30/02 at 17:59:14 CST

FDIC Certificate Number - 06559 11

Schedule RC - Continued

                                                                  Dollar Amounts in Thousands                RCON  Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)________________________________ 2200  15,405,000 13.a
(1) Noninterest-bearing (1) ________________________________________________________________________________ 6631   4,728,000 13.a.1
(2) Interest-bearing _______________________________________________________________________________________ 6636  10,677,000 13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase _____________________________
a. Federal funds repurchased (2)____________________________________________________________________________ B993   7,769,000 14.a
b. Securities sold under agreements to repurchase (3) ______________________________________________________ B995   4,203,000 14.b.
15. Trading liabilities (from Schedule RC-D) _______________________________________________________________ 3548      73,000 15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M): __________________________________________________________________ 3190  17,959,000 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding _______________________________________________ 2920           0 18
19. Subordinated notes and debentures (4) __________________________________________________________________ 3200   1,650,000 19
20. Other liabilities (from Schedule RC-G) _________________________________________________________________ 2930   1,857,000 20
21. Total liabilities (sum of items 13 through 20)  ________________________________________________________ 2948  48,916,000 21
22. Minority interest in consolidated subsidiaries__________________________________________________________ 3000     581,000 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus __________________________________________________________ 3838           0 23
24. Common stock ___________________________________________________________________________________________ 3230     127,000 24
25. Surplus (exclude all surplus related to preferred stock) _______________________________________________ 3839   1,597,000 25
26. a. Retained earnings____________________________________________________________________________________ 3632   1,241,000 26.a
b. Accumulated other comprehensive income (5)_______________________________________________________________ B530           0 26.b
27. Other equity capital components (6)_____________________________________________________________________ A130           0 27
28. Total equity capital (sum of items 23 through 27)_______________________________________________________ 3210   2,965,000 28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)__________________ 3300  52,462,000 29

Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
describes the most comprehensive level of auditing work performed for the bank                                   RCON Number
by independent external auditors as of any date during 2001 _____________________________________________________6724   N/A    M. 1


1 = Independent audit of the bank conducted in accordance              4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified                  in accordance with generally accepted auditing
public accounting firm which submits a report on the bank                  standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company                 (may be required by state chartering authority)
conducted in accordance with generally accepted auditing               5 = Directors' examination of the bank performed
standards by a certified public accounting firm which                      by other external auditors (may be required by
submits a report on the consolidated holding company (but                  state chartering authority)
not on the bank separately)                                            6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the                      external auditors
effectiveness of the bank's internal control over financial            7 = Compilation of the bank's financial statements by
reporting by a certified public accounting firm                            external auditors
                                                                       8 = Other audit procedures (excluding tax preparation work)
                                                                       9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.